UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|X|  Preliminary  Proxy  Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_| Definitive Additional Materials |_| Soliciting Material Pursuant to Rule 14a-12

                              BRIDGE BANCORP, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

          (2)   Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

          (4)   Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------

          (5)   Total fee paid:

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     |_|  Fee paid previously with preliminary materials:

          ----------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount Previously Paid:

                ----------------------------------------------------------------

          (2)   Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------

          (3)   Filing Party:

                ----------------------------------------------------------------

          (4)   Date Filed:

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




                              BRIDGE BANCORP, INC.
                       2200 Montauk Highway, P.O. Box 3005
                             Bridgehampton, NY 11932

November 14, 2008


Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Bridge Bancorp, Inc. (the "Company"). The Special Meeting will be held at the offices of our subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Tuesday, December 16, 2008 at 11:00 a.m.

     The business to be conducted at the Special Meeting consists of the proposal to approve an amendment to the Company's Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, par value $0.01 per share. This amendment to our Certificate of Incorporation is required if the Company wishes to participate in the Capital Purchase Program ("CPP") established by the United States Treasury Department as authorized by the Emergency Economic Stabilization Act of 2008. Through the CPP, the Treasury Department will provide participating financial institutions with a direct capital investment through the Treasury Department's purchase of preferred stock. The Board of Directors has determined that it may be in the best interests of the Company and its shareholders to participate in the CPP, which participation is voluntary. The Board of Directors has authorized management to apply for participation in the CPP up to the maximum of 3% of risk-weighted assets, which would be approximately $15 million. Because our Certificate of Incorporation does not currently authorize preferred stock, shareholder approval of the proposal is necessary for us to be able to receive this investment from the Treasury Department. For this reason, the Board of Directors of the Company unanimously recommends a vote "FOR" the approval of the amendment to the Certificate of Incorporation to authorize the preferred stock. Although we are seeking approval of an amendment to the Certificate of Incorporation to authorize shares of preferred stock in order to be able to participate in the CPP, the Company has not committed to issue the preferred stock to Treasury and shareholder approval of the proposed amendment to the Certificate of Incorporation does not commit the Company to issue the preferred stock under the CPP.

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card, or cast your vote electronically, as soon as possible, even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting. Your vote is important, regardless of the number of shares that you own. Thank you for your continued investment in Bridge Bancorp, Inc.

Sincerely,





Kevin M. O'Connor
President and Chief Executive Officer

                              BRIDGE BANCORP, INC.
                       2200 Montauk Highway, P.O. Box 3005
                             Bridgehampton, NY 11932

                            NOTICE OF SPECIAL MEETING
                      TO BE HELD TUESDAY, DECEMBER 16, 2008

To the Shareholders of Bridge Bancorp, Inc.:


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders ("Special Meeting") of Bridge Bancorp, Inc. (the "Company") will be held at The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Tuesday, December 16, 2008, at 11:00 a.m., for the purpose of considering and voting on the following matters:


     1)   The  approval  of  an  amendment  to  the  Company's   Certificate  of
          Incorporation to authorize 2,000,000 shares of preferred stock, par value $0.01 per share; and

such other business as may properly come before the Special Meeting or any adjournments thereof.

Any action may be taken on the foregoing proposal at the Special Meeting on the date specified above, including all adjournments of the Special Meeting. Only those shareholders of record at the close of business on November 6, 2008 shall be entitled to notice of and to vote at the Special Meeting.

The Board of Directors believes that the approval of the amendment to the Certificate of Incorporation to authorize preferred stock is in the best interests of the Company and its shareholders and unanimously recommends a vote FOR this item.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE ELECTRONICALLY AS PROVIDED HEREWITH.

By order of the Board of Directors



Howard H. Nolan
Senior Executive Vice President and Corporate Secretary




November 14, 2008
Bridgehampton, New York

                              BRIDGE BANCORP, INC.
                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 16, 2008


                       SOLICITATION AND VOTING OF PROXIES


This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at a Special Meeting of Shareholders ("Special Meeting") to be held at The Bridgehampton National Bank (the "Bank"), 2200 Montauk Highway, Bridgehampton, New York 11932, on Tuesday, December 16, 2008 at 11:00 a.m., Eastern time, or any adjournments thereof.


Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or be present in person at the Special Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed envelope, or to vote electronically. Shareholders should indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, executed proxies will be voted FOR the approval of the amendment to the Certificate of Incorporation to authorize 2,000,000 shares of preferred stock.

The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers discretionary authority on the designated proxy holder to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Special Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve the proposed amendment to the Certificate of Incorporation at the time of this Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

A proxy may be revoked at any time prior to its exercise by the filing of written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Special Meeting, filing a revocation with the Secretary and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally, by telephone or by facsimile by Directors, officers and employees of the Company, without additional compensation therefore. We have retained Laurel Hill Advisory Group, LLC to assist us in the solicitation of proxies, and will pay fees estimated to be approximately $6,500 plus reimbursement of out-of-pocket expenses. In addition, our arrangement with Laurel Hill Advisory Group, LLC includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about November 14, 2008.

                     REASON FOR HOLDING THE SPECIAL MEETING

On October 14, 2008, the U.S. government announced a series of initiatives intended to strengthen market stability, improve the strength of financial institutions, and enhance market liquidity. According to federal banking regulators, these programs are intended to provide fresh capital and liquidity to financial institutions to, among other things, foster new lending. As part of this overall initiative, the U.S. Department of Treasury announced a voluntary Capital Purchase Program (the "CPP") to encourage U.S. financial institutions to enhance capital, in the hope of increasing the flow of financing to U.S. businesses and consumers, and to support the U.S. economy. Under the CPP, eligible financial institutions, such as Bridge Bancorp, will be able to sell equity interests in the form of preferred stock to the U.S. Treasury on attractive financial terms in amounts equal to one percent to three percent of the risk-weighted assets. The preferred stock will constitute Tier 1 capital. The Board of Directors has authorized management to apply for participation in the CPP up to the maximum of 3% of risk-based assets, which would be approximately $15 million. The Company's participation in the CPP is voluntary and is subject to the approval of the Treasury Department. Although the Bank is presently well-capitalized, management believes it is advisable to be in a position to take advantage of the opportunities offered by the CPP. Because we do not have preferred stock authorized in our Certificate of Incorporation, however, it is necessary for us to amend our certification of incorporation to authorize preferred stock. For additional information, see: "Proposal No.
1--Amendment to Certificate of Incorporation to Authorize 2,000,000 Shares of Preferred Stock."

                                VOTING SECURITIES

The securities which may be voted at the Special Meeting consist of shares of Common Stock of the Company (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Special Meeting. The close of business on November 6, 2008 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at this Special Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 6,146,872 shares. The presence, in person or by proxy, of a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Special Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of five percent of Bridge Bancorp, Inc.'s common stock and directors and executive officers of Bridge
Bancorp, Inc. are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following tables set forth, as of November 6, 2008, certain information as to the shares of Bridge Bancorp, Inc. common stock owned by persons who beneficially own more than five percent of the Company's issued and outstanding shares of common stock, and owned by our directors and executive officers. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of the Company's common stock as of November 6, 2008. The information in the Percentage of Outstanding Shares columns is based on 6,146,872 shares of the Company's common stock outstanding as of November 6, 2008.

Principal Stockholders


                                                                                               Percentage of
       Name and Address of Beneficial Owner              Number of Shares Owned             Outstanding Shares
      --------------------------------------            ------------------------          ----------------------

Patrick E. Malloy
Bay Street at the Waterfront                                      394,937  (1)                     6.43%
Sag Harbor, NY 11963

----------------------------

(1) Based on a Schedule 13D filed with the Securities and Exchange Commission on January 4, 2008.

Directors and Executive Officers

                                                                                               Percentage of
Name and Title                                         Number of Shares Owned (1)           Outstanding Shares
---------------------------                            ----------------------               ------------------


Kevin M. O'Connor, President and Chief Executive                         22,108 (2)                 *
Officer of the Company and the Bank, Director


Thomas J. Tobin, President Emeritus and Special                          84,114 (3)                1.4
Advisor to the Board, Director

Charles I. Massoud, Director                                              6,805 (4)                 *

Albert E. McCoy, Jr., Director                                           22,693                     *

Emanuel Arturi, Director                                                  5,060                     *

R. Timothy Maran, Director                                               65,338 (5)                1.1


Dennis A. Suskind, Director, Vice Chairperson of                         92,063 (6)                1.5
the Board


Thomas E. Halsey, Director                                               65,509 (5)                1.1


Marcia Z. Hefter, Director, Chairperson of the                           57,252 (5)                 *
Board


Howard H. Nolan, Senior Executive Vice President                         16,418 (7)                 *
and Chief Administrative and Financial Officer,
Treasurer and Corporate Secretary, Director


All Directors and Executive Officers as a Group                         453,252  (8)               7.4%
(11 persons)


*    Represents less then 1%

(1) Includes shares as to which a person (or his or her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date.

(2) Includes 7,171 shares of restricted stock subject to future vesting but as to which voting may currently be directed.

(3) Includes options to purchase 28,130 shares and 2,534 shares of restricted stock subject to future vesting but as to which voting may currently be directed.

(4)  Includes options to purchase 975 shares.

(5)  Includes options to purchase 1,575 shares.

(6) Includes options to purchase 975 shares. Of the shares reported, 55,200 are pledged as collateral for borrowings.

(7) Includes options to purchase 3,574 shares and 9,144 shares of restricted stock subject to future vesting but as to which voting may currently be directed.

(8) Includes options to purchase 41,717 shares granted to the named Directors and Executive Officers and 26,912 shares of restricted stock subject to future vesting but as to which voting may currently be directed.

                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the approval of the amendment to the Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or
(iii) "ABSTAIN" from voting on such item. The approval of this proposal requires the affirmative vote of a majority of the votes eligible to be cast. Accordingly, broker non-votes, or proxies marked "ABSTAIN" will have the same effect as votes against the proposal.

Proxies solicited hereby will be returned to the Company, and will be tabulated by inspector of election designated by the Board of Directors.



           PROPOSAL NO. 1 - AMENDMENT TO CERTIFICATE OF INCORPORATION
                TO AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK

Our Certificate of Incorporation does not authorize the issuance of shares other than common stock. Our Board of Directors has unanimously approved a resolution to amend the Certificate of Incorporation, subject to shareholder approval, to authorize the issuance of up to 2,000,000 shares of preferred stock, par value $0.01 per share. The preferred stock to be authorized ("Preferred Stock") would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions adopted by the Board of Directors from time to time providing for the issuance of such stock. As such, the Preferred Stock would be available for issuance without further action by the Company's shareholders, except as may be required by applicable law, or pursuant to the requirements of the exchange or quotation system upon which the Company's securities are then trading or quoted.


The Board's primary objective in amending the Certificate of Incorporation to authorize the Preferred Stock is to provide maximum flexibility with respect to future financing transactions, including being able to participate in the CPP recently established by the U.S. Treasury Department ("Treasury"). Under this program, Treasury will make a direct equity investment in participating institutions through the purchase by Treasury of the institution's cumulative perpetual preferred stock, with a liquidation preference of at least $1,000 per share. Our CPP application with Treasury will have been filed as of the date of this proxy statement. If we receive preliminary approval to participate in the CPP, we would have only 30 days from the date of such approval to complete the investment. Because applications to participate in the CPP are due by November 14, 2008, time is of the essence. Accordingly, we are holding this Special Meeting for the proposal to amend the Certificate of Incorporation to authorize the Preferred Stock.

Preferred stock is commonly authorized by publicly traded companies and is frequently used as a means of raising capital and making acquisitions. In some circumstances, companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock.

We presently lack the authority to issue preferred stock, and accordingly, may not be eligible to participate in the CPP. As a result, we would continue to be limited to issuing common stock or debt securities to raise capital. By authorizing the Preferred Stock, we would not only be eligible to participate in CPP, but also would increase our flexibility in structuring future transactions.

If the Certificate of Incorporation is amended to authorize the issuance of the Preferred Stock, the Board will have discretion to establish series of preferred stock and the rights and privileges of each series so established. In the event of any such issuance, the holders of our common stock would have no input or right to  approve  the  terms of any such  series,  including  the  issuance  of cumulative perpetual preferred stock to the Treasury if we decided to participate in the CPP. Generally, the authority to issue the Preferred Stock will enable the Company to respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated stock issuance. The Board of Directors believes that this authority will also help to reduce costs because the Board will not have to seek shareholder approval to issue the shares of the Preferred Stock unless such approval is otherwise required under the rules of any quotation board or stock exchange to which Bridge Bancorp is subject.

Bridge Bancorp has no present agreement to issue any Preferred Stock and, other than the possible issuance of Preferred Stock contemplated under the CPP, has no present intention to do so. Moreover, although we are seeking approval of an amendment to the Certificate of Incorporation to authorize shares of Preferred Stock in order to be able to participate in the CPP, the Company has not committed to issue the Preferred Stock to Treasury and shareholder approval of the proposed amendment to the Certificate of Incorporation does not commit the Company to issue the Preferred Stock in the event approval is received from Treasury.

Senior Cumulative Preferred Stock Under the CPP

If Bridge Bancorp were to participate in the CPP, the Treasury would purchase from Bridge Bancorp cumulative perpetual preferred stock, with a liquidation preference of at least $1,000 per share. These shares would be senior to our common stock and would pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of the original investment and thereafter at a rate of 9% per annum (the "Senior Preferred Shares"). Dividends would be payable quarterly in arrears on the fifteenth day of February, May, August, and November of each year.

Under the CPP, the Senior Preferred Shares would be non-voting shares, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred Shares; (ii) any amendment to the rights of the Senior Preferred Shares, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred Shares. If the dividends described above were not paid in full for six dividend periods, whether or not consecutive, the shareholders of the Senior Preferred Shares would have the right to elect two directors. The right to elect directors would then cease when dividends have been paid in full for four consecutive dividend periods.


The Senior Preferred Shares will be callable at par after three years. Prior to the end of three years, the preferred shares may be redeemed only with the proceeds of an equity offering of Tier 1 qualifying perpetual preferred or common stock. As long as the Senior Preferred Shares are outstanding, Bridge Bancorp may continue the payment of dividends on common shares at the current rate, provided all dividends on Senior Preferred Shares are fully paid.
Furthermore, unless the Senior Preferred Shares are transferred or redeemed, until the third anniversary of the Treasury's investment, any increase in the common stock dividends or repurchases by the Company of shares of its common stock, would be prohibited without the prior approval of the Treasury.

Under the CPP, Treasury's investment in the preferred stock of a participating institution will be limited to an aggregate amount of between 1% and 3% of the institution's risk-weighted assets. In the case of Bridge Bancorp, based upon the Bank's risk-weighted assets as of September 30, 2008, this would permit Bridge Bancorp to apply for an investment by the Treasury of between approximately $5 million and $15 million. We expect to use the proceeds for general corporate purposes, including loan originations and the purchase of securities, primarily securities collateralized by mortgage loans, following our normal prudent underwriting standards. The proceeds will increase our capital levels and thereby also support future organic growth through branch expansion and branch or bank acquisitions, although we have no current plans or arrangements regarding any acquisitions. Under the CPP, any shares of preferred stock issued to Treasury would constitute Tier 1 capital for bank regulatory purposes. The following table shows Bridge Bancorp's regulatory capital ratios assuming investments by the Treasury of $5 million and $15 million, respectively.




        Regulatory capital
         ratios of Bridge         Historical at                                       $15 Million
              Bancorp          September 30, 2008     $5 Million Investment(1)       Investment(1)


                               Amount     Percent       Amount     Percent of     Amount     Percent of
                                          of Assets                  Assets                    Assets

        Tier 1 Capital (to     $53,475          7.4%    $58,475          8.0%     $68,475          9.3%
        average assets)


        Tier 1 Capital (to     $53,475         10.8%    $58,475         11.7%     $68,475         13.4%
        risk weighted

        assets)



        Total Capital (to      $57,227         11.6%    $62,227         12.4%     $72,227         14.2%
        risk weighted

        assets)



(1) Assumes proceeds from the Senior Preferred Shares investment are invested in 100% risk weighted assets.

Institutions participating in the CPP must also grant a warrant to Treasury to purchase a number of shares of common stock having a purchase price equal to 15% of aggregate amount of the preferred stock investment. The exercise price for the warrant, and the market price for determining the number of shares of common stock subject to the warrant, will be determined by reference to the market price of the common stock (calculated on a 20-day trailing average) on the date of Treasury approval of an institution's participation in CPP. Assuming Bridge Bancorp issues $15.0 million of Senior Preferred Shares, it would simultaneously grant to Treasury a warrant to purchase common stock having an aggregate purchase price of $2.25 million. Assuming a market price of $19.68 per share of common stock (the 20 trading day trailing average price as of November 7, 2008), we would grant Treasury a warrant to purchase 114,329 shares of Bridge Bancorp common stock (at an exercise price of $19.68), which is less than 2.0% of our outstanding shares of common stock.


If Bridge Bancorp participates in the CPP, Bridge Bancorp must adopt Treasury's standards for executive compensation and corporate governance for the period during which Treasury holds any of the Company's Senior Preferred Shares or warrants issued under the CPP. These standards generally apply to the chief executive officer, chief financial officer, plus the next three most highly compensated executive officers (collectively, the "senior executive officers"). Participating institutions must meet certain standards, including: (1) ensuring that incentive compensation for senior executive officers does not encourage unnecessary and excessive risks; (2) requiring a clawback of any bonus or incentive compensation paid to a senior executive officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibiting certain severance payments to a senior executive officer, generally referred to as "golden parachute" payments, above specified amounts; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive officer. We expect that each executive officer will agree in writing to be bound by the applicable CPP restrictions on compensation during any period that he or she is a senior executive officer and Treasury holds an equity or debt position acquired through the CPP.


Although Bridge Bancorp has no reason to believe that any application it submits to Treasury for participation in the CPP would not be approved, there can be no assurance that Treasury will approve any application submitted by Bridge Bancorp or that the application will be approved in the amount requested. If Treasury does not approve our application to participate in the CPP, there will be no material effect on our liquidity, capital resources or results of operations, and the Bank will remain well-capitalized and capable of continuing its strategic plan.

Within 30 days following closing of the CPP investment, the Company must file with the SEC a shelf registration statement registering the possible resale of all of the preferred shares, the warrant and the warrant exercise shares. We must also use reasonable best efforts to cause the registration statement to be continuously effective until there are no registrable securities remaining.

To the extent that a shelf registration statement is not available and Bridge Bancorp proposes to file a registration statement for an equity offering, holders of the preferred shares, the warrant and warrant exercise shares will have piggyback rights to include their securities in such registration statement.

Potential Anti-Takeover Effect

The proposal to amend the Certificate of Incorporation to authorize the Preferred Stock could adversely effect the ability of third parties to take over or change the control of Bridge Bancorp by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Bridge Bancorp with another company.

The ability of our Board of Directors to establish the rights of, and to cause Bridge Bancorp to issue, substantial amounts of preferred stock without the need for shareholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our Board of Directors may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of Bridge Bancorp or to dilute the stock ownership of holders of common stock seeking to obtain control of Bridge Bancorp. The rights of the holders of common stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of Bridge Bancorp. Other than our continuing review of whether to participate in the CPP, we have no present plans to issue any shares of Preferred Stock.

Proposed Amendment

In order to authorize the Preferred Stock, we propose that the text of Paragraph 4 of our Certificate of Incorporation be amended to read as follows:

     4. (A) The aggregate number of shares which the corporation shall have authority to issue is 22,000,000 shares, 20,000,000 of which shall be common shares, having a par value of One Cent ($0.01) per share, and 2,000,000 of which shall be preferred shares, having a par vale of One Cent ($0.01) per share ("Preferred Shares").

          (B) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Shares in series, and by filing a certificate of amendment pursuant to the applicable law of the State of New York (such certificate being hereinafter referred to as a "Preferred Share Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

Vote Required and Board of Director's Recommendation

The affirmative vote of a majority of all shares eligible to vote, in person or by proxy, is required for approval of this proposal. In the event there are not sufficient votes to approve the proposed amendment to the Certificate of Incorporation at the time of this Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                              SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, no later than November 24, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

      ADVANCE NOTICE OF NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company's Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company's proxy materials for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before the 2009 Annual Meeting of Shareholders must be given to the Company by December 24, 2008.

                                  OTHER MATTERS

The Board of Directors is not aware of any business to come before the Special Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly. For your convenience, you may also cast your vote electronically.


By Order of the Board of Directors

Howard H. Nolan
Senior Executive Vice President and Corporate Secretary

Bridgehampton, New York
November 14, 2008

REVOCABLE PROXY                                               REVOCABLE PROXY


                              BRIDGE BANCORP, INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                                December 16, 2008

The undersigned shareholder of Bridge Bancorp, Inc. (the "Company"), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the offices of the Company's bank subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Tuesday, December 16, 2008 at 11:00 a.m. local time, and at any and all adjournments thereof, as follows:

1. The approval of an amendment to the Company's Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, par value $0.01 per share.

        __FOR                __ AGAINST                __ ABSTAIN

In their discretion, the proxy committee is authorized to vote on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.


         (To be Signed on Reverse Side)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Bridge Bancorp, Inc. at or before the Special Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Bridge Bancorp, Inc. at or before the Special Meeting; (iii) using the Internet or telephone voting options; or (iv) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney and proxy for the undersigned shall be deemed terminated and of no further force and effect.

The above signed acknowledges receipt from Bridge Bancorp, Inc., prior to the execution of this Proxy, of Notice of Special Meeting and a Proxy Statement dated November 14, 2008.

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


Dated: _______________, 2008     ------------------------------------
                                 Signature of Shareholder



                                 ------------------------------------
                                 Signature of Shareholder

     Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE